UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

April 16, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Thursday, May 15, 2008 at 11:00 a.m. Boston time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2011 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; (ii) to consider and vote on a proposal to approve the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan to, among other things, increase the number of shares available for issuance thereunder by 2,500,000; and (iii) to consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2008 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc. and that you vote “FOR” the proposal to approve the Second Amended and Restated 2000 Stock Option and Incentive Plan.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

Sincerely,

Chane Graziano

Chairman and Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harvard Bioscience, Inc. will be held on Thursday, May 15, 2008, at 11:00 a.m. Boston time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the “Annual Meeting”), for the purpose of considering and voting upon:

1.	The election of two Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2011 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	A proposal to approve the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan to, among other things, increase the number of shares available for issuance thereunder by 2,500,000; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 31, 2008 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Chane Graziano

Secretary, Chairman and Chief Executive Officer

Holliston, Massachusetts

April 16, 2008

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

Harvard Bioscience, Inc.

Notice of 2008 Annual Meeting of Stockholders,

Proxy Statement and Other Information

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, May 15, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 2008 at 11:00 a.m. Boston time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	The election of two Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2011 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	A proposal to approve the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan to, among other things, increase the number of shares available for issuance thereunder by 2,500,000; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 16, 2008, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 31, 2008 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 30,908,396 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 209 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Directors are elected by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as Directors. Abstentions and broker non-votes will be counted for the purpose of determining a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. Because Directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposal 2 will be decided by a majority of the votes cast for and against such matter. As a result, abstentions and broker non-votes on this proposal will have no effect.

We encourage you to vote by returning your proxy or voting instruction form. This ensures that your shares will be voted at the meeting and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting.

Any record holder may attend the annual meeting in person and may revoke the enclosed proxy at any time by: (i) executing and delivering to the corporate secretary a later-dated proxy; (ii) delivering a written revocation to the corporate secretary before the meeting; or (iii) voting in person at the annual meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of common stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions to the contrary are not given therein, properly executed proxies will be voted FOR the election of the nominees for Director listed in this Proxy Statement and the proposal to approve the Second Amended and Restated 2000 Stock Option and Incentive Plan. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Shareholders of the Company, including consolidated financial statements for the year ended December 31, 2007, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, two Class II Directors will be elected to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Governance Committee, the Board of Directors has nominated David Green and John F. Kennedy for election as the Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Green and Kennedy. The nominees have agreed to stand for election and, if elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS: DAVID GREEN AND JOHN F. KENNEDY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for election at the Annual Meeting, based on information furnished to us by each Director. The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is currently defined in the applicable listing standards of the National Association of Securities Dealers, Inc. (the Nasdaq listing standards), except for Messrs. Graziano and Green who are also executive officers of the Company. In making its independence determination regarding Mr. Kennedy, the Board of Directors considered the fact that Mr. Graziano serves as a director of Nova Ventures Corporation, which employs Mr. Kennedy as its President and Chief Financial Officer. The following information is current as of February 29, 2008:

Directors of Harvard Bioscience, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors—Term expires 2010
Robert Dishman (2)(3)	63	Director	2000
Neal J. Harte (1)(3)	64	Director	2004

Class II Directors—Term expires 2008
David Green*	43	President and Director	1996
John F. Kennedy* (1)(2)	59	Director	2000

Class III Directors—Term expires 2009
Chane Graziano	69	Chairman and Chief Executive Officer	1996
Earl R. Lewis (2)(3)	64	Director	2000
George Uveges (1)	60	Director	2006

*	Nominees for election.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Nominees for Election as Class II Directors—Term Expires 2011

David Green has served as the Company’s President and a member of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Green was a strategy consultant with Monitor Company, a strategy consulting company, in Cambridge, Massachusetts and Johannesburg, South Africa from June 1991 until September 1995 and a brand manager for household products with Unilever PLC, a packaged consumer goods company, in London from September 1985 to February 1989. Mr. Green currently serves on the Board of Directors of the Harvard Business School Healthcare Industry Alumni Association, the Advisory Board of the Harvard Business School Student Healthcare Club and on the Executive Advisory Board of The University of Massachusetts Lowell Nanomanufacturing Center. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School.

John F. Kennedy has served as a Director of the Company since October 2000 and currently serves as Chairman of the Audit Committee and is a member of the Compensation Committee. Since June 2006, Mr. Kennedy has served as President and Chief Financial Officer of Nova Ventures Corporation, the management company providing executive management services to the operating companies of Nova Holdings LLC, Nova Analytics Corporation and Nova Technologies Corporation. From July 2002 to June 2006, Mr. Kennedy served as the President and Chief Financial Officer of Nova Analytics Corporation, a worldwide supplier and integrator of analytical instruments. From August 1999 to April 2002, Mr. Kennedy served as the Senior Vice President, Finance, Chief Financial Officer and Treasurer of RSA Security Inc., an e-business security company. Prior to joining RSA Security, Mr. Kennedy was Chief Financial Officer of Decalog, NV, a developer of enterprise investment management software, from 1998 to 1999. From 1993 to 1998, Mr. Kennedy served as Vice President of Finance, Chief Financial Officer and Treasurer of Natural MicroSystems Corporation, a telecommunications company. Mr. Kennedy serves on the Board of Directors of Human Education Capital Corporation. Mr. Kennedy holds an M.S.B.A. in Accounting from the University of Massachusetts Amherst.

Incumbent Class I Directors—Term Expires 2010

Robert Dishman has served as a Director of the Company since October 2000 and currently serves as Chairman of the Compensation Committee and is a member of the Governance Committee. Since 2007, Mr. Dishman has served as Manager of BioFlash Partners LLC and CEO of Tarpon Biosystems Inc., which are start-up private companies involved in the purification of biopharmaceuticals. Mr. Dishman has also served as the Chief Executive Officer and President of Molecular Recognition, Inc., a private investment company, since 2002. From 2000 to 2002, Mr. Dishman had served as the Chief Executive Officer of Serenex, Inc., an integrated oncology-focused drug discovery and development company. From 1994 to 2000, Mr. Dishman served in various positions with Dyax Corp (formerly Biotage, Inc.), a biological research and drug discovery company, including Executive Vice President and Director of Dyax Corp and President of Dyax Separations Division a manufacturer and distributor of chemical separations products. Mr. Dishman currently serves on the Board of Directors of BioFlash Partners LLC and Tarpon Biosystems Inc. Mr. Dishman holds a Ph.D. in Analytical Chemistry from the University of Massachusetts Amherst.

Neal J. Harte has served as a Director of the Company since February 2004 and is a member of the Audit Committee and the Governance Committee. Since 2003, Mr. Harte has served as the President of the TACS Group, a consulting firm. From 2002 to 2003, Mr. Harte served as the Executive Vice President and Vice Chairman of Vitale, Caturano & Company. From 1974 to 2002, Mr. Harte served as the President of Harte, Carucci & Driscoll, P.C., a CPA firm. Mr. Harte serves on the Board of Trustees of Winchester Savings Bank. Mr. Harte is a member of the American Institute of Certified Public Accountants and served as a Council at Large. Mr. Harte holds a B.S. degree in accounting from Boston College and holds a M.S. in taxation from Bentley College.

Incumbent Class III Directors—Term Expires 2009

Chane Graziano has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer since March 1996. Prior to joining the Company, Mr. Graziano served as the President of Analytical Technology Inc., an analytical electrochemistry instruments company, from 1993 to 1996 and as the President and Chief Executive Officer of its predecessor, Analytical Technology Inc.-Orion, an electrochemistry instruments and laboratory products company, from 1990 until 1993. Mr. Graziano served as the President of Waters Corporation, an analytical instrument manufacturer, from 1985 until 1989. Mr. Graziano has over 44 years experience in the laboratory products and analytical instruments industry. Mr. Graziano serves on the Board of Directors of Nova Holdings LLC and certain of its subsidiaries, including Nova Ventures Corporation, and Advion BioSciences, Inc.

Earl R. Lewis has served as a Director of the Company since October 2000 and currently serves as Chairman of the Governance Committee and is a member of the Compensation Committee. Mr. Lewis has served as the Chairman, Chief Executive Officer and President of FLIR Systems, Inc., a designer, manufacturer and marketer of thermal imaging and infrared camera systems, since November 2000. Mr. Lewis previously served in various capacities with Thermo Instrument Systems, Inc. (now merged into Thermo Fisher Corporation) beginning in 1986 and was subsequently named President in 1997 and Chief Executive Officer in 1998. Thermo Fisher Corporation develops, manufactures and markets measuring and controlling devices. Mr. Lewis formerly was Chairman of Thermo BioAnalysis Corporation, Thermo Vision Corporation, Thermo Optek Corporation, ThermoQuest Corporation, each of which is a developer of laboratory analytical instruments, and ONIX Systems,

Inc., a developer of measuring and controlling devices. Mr. Lewis currently serves on the Board of Directors of Seahorse Bioscience, Inc. and American DG, Inc. Mr. Lewis also serves on the Board of Trustees of Dean College and New Hampton School.

George Uveges has served as a Director of the Company since March 2006 and is a member of the Audit Committee. Mr. Uveges has served as the founder and principal in the Tallwood Group, an angel-investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development stage biotechnology company that was listed on the Alternative Investment Market of the London Stock Exchange during that period. He was also a Director of that company from 2001 to 2005. Mr. Uveges was, from 2000 to 2001, the Chief Operating Officer of BioSource International, Inc., a publicly held company engaged in developing a broad-based offering of life science tools. Mr. Uveges serves on the Board of Directors of MFIC Corporation. Mr. Uveges is a member of the American Institute of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Uveges holds a B.B.A. from Cleveland State University and an M.B.A. from Baldwin Wallace College.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2007, the Board of Directors of the Company held eight meetings and each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board of Directors encourages Directors to attend in person the Annual Meeting, or Special Meeting in Lieu thereof, of Stockholders of the Company or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. All of the Directors in office at the time attended, either in person or by telephone, the 2007 Annual Meeting of Stockholders which was held on May 17, 2007.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Governance Committee (the “Governance Committee”).

Audit Committee

The Audit Committee operates under a written charter that sets forth its duties and responsibilities. The purposes of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; and prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In accordance with its charter, the Audit Committee, among other things, approves the engagement of the independent registered public accounting firm, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent auditors, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal control over financial reporting and performs such other oversight functions as may be requested from time to time by the Board of Directors.

The Audit Committee currently consists of Messrs. Harte, Kennedy and Uveges. Mr. Kennedy serves as the Chairman. The Board of Directors has determined that Messrs. Harte, Kennedy and Uveges are “independent” as such term is currently defined in the Nasdaq listing standards, meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Harte, Kennedy and Uveges qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee met six times during the year ended December 31, 2007.

The Audit Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter that sets forth its duties and responsibilities. The Compensation Committee reviews and recommends the compensation arrangements for the Company’s senior executive officers, determines the options or stock to be granted to eligible persons under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans.

The Compensation Committee currently consists of Messrs. Dishman, Kennedy and Lewis. Mr. Dishman serves as the Chairman. The Board of Directors has determined that Messrs. Dishman, Kennedy and Lewis are “independent” as such term is currently defined in the Nasdaq listing standards. The Compensation Committee met three times during the year ended December 31, 2007.

The Compensation Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

The Governance Committee operates under a written charter that sets forth its duties and responsibilities. In accordance with its charter, the Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria recommended by the Governance Committee and approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Governance Committee is also responsible for assisting the Board with such corporate governance matters as the Board may request.

In identifying and evaluating nominees for the Board, the Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chairman and Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholders Recommendations for Director Candidates” beginning on page 35 of this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate, and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the

Governance Committee will recommend that the Board select persons for nomination to help ensure that a majority of the Board shall be “independent” in accordance with the Nasdaq listing standards and each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent directors; provided, however, in accordance with the Nasdaq listing standards, under exceptional and limited circumstances, if a committee has at least three members, the Board may appoint one individual to such committee who does not satisfy the independence standards. The Governance Committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

The current members of the Governance Committee are Messrs. Dishman, Harte and Lewis. Mr. Lewis is the Chairman. The Board of Directors has determined that Messrs. Dishman, Harte and Lewis are “independent” as such term is currently defined in the NASDAQ listing standards. The Governance Committee met one time during the year ended December 31, 2007.

The Governance Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2007 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2007.

2.	The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed with them by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

John F. Kennedy, Chairman

Neal J. Harte

George Uveges

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Directors who are also employees of the Company receive no additional compensation for service as a Director. Non-employee Directors receive the compensation described below.

Each non-employee Director is entitled to receive a non-qualified stock option to purchase 25,000 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board and an annual retainer consisting of (a) $12,000 paid in four equal quarterly installments and (b) a non-qualified stock option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Audit Committee is entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments and an option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Compensation Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.

Each non-employee member of the Governance Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.

In addition, each Committee Chairman is entitled to receive an additional retainer of $2,000 paid in four equal quarterly installments.

Non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table presents the compensation provided by the Company to the non-employee directors who served during the year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
Robert Dishman (3)	$18,000	$9,219	$27,219
Neal J. Harte (4)	20,000	16,810	36,810
John F. Kennedy (5)	22,000	14,131	36,131
Earl R. Lewis (6)	18,000	7,243	25,243
George Uveges (7)	18,000	34,017	52,017

(1)	Chane Graziano, the Company’s Chairman of the Board and Chief Executive Officer and David Green, the Company’s President are not included in this table as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Graziano and Green as employees of the Company are shown in the Summary Compensation Table on page 17.

(2)	Amounts shown do not reflect compensation actually received by the directors. Instead the amounts shown, reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, disregarding the estimate of forfeitures. These compensation costs reflect option awards granted in and prior to fiscal 2007. Assumptions used in the calculation of this amount are included in Note 15 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 12, 2008.
(3)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 2,500 shares of the Company’s common stock granted to Mr. Dishman on May 24, 2007 was $8,720. As of December 31, 2007, Mr. Dishman had 67,500 options to purchase shares of the Company’s common stock outstanding.
(4)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Harte on May 24, 2007 was $17,439. As of December 31, 2007, Mr. Harte had 52,500 options to purchase shares of the Company’s common stock outstanding.
(5)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Kennedy on May 24, 2007 was $17,439. As of December 31, 2007, Mr. Kennedy had 75,000 options to purchase shares of the Company’s common stock outstanding.
(6)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 2,500 shares of the Company’s common stock granted to Mr. Lewis on May 24, 2007 was $8,720. As of December 31, 2007, Mr. Lewis had 60,000 options to purchase shares of the Company’s common stock outstanding.
(7)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Uveges on May 24, 2007 was $17,439. As of December 31, 2007, Mr. Uveges had 35,000 options to purchase shares of the Company’s common stock outstanding.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation philosophy is designed to support our key objective of creating value for our shareholders by growing our revenues, growing our U.S. GAAP and non-GAAP adjusted earnings per diluted share, increasing our total market capitalization and growing our share price. Our Compensation Committee is responsible for establishing and approving the compensation for all executive officers of the Company.

This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chairman and Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers or, in this “Compensation Discussion and Analysis” section, our executives. Our named executive officers are as follows: Chane Graziano, Chairman and Chief Executive Officer; Bryce A. Chicoyne, Chief Financial Officer and Treasurer; David Green, President; Susan M. Luscinski, Chief Operating Officer; and Mark A. Norige, who was our President, Harvard Apparatus Business Unit prior to his resignation on September 14, 2007.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain high performing and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	foster a shared commitment among executives by coordinating their goals; and

•	motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

Peer Group Information and Benchmarking

In connection with compensation decisions, our Compensation Committee, with the assistance of the Chairman and Chief Executive Officer and other Company employees, reviewed market compensation data of our peer group as reported by Radford, a division of Aon Consulting Inc., in the nationally recognized Radford Biotechnology Survey. Our Chairman and Chief Executive Officer, in consultation with the chairman of our Compensation Committee, selected the peer group of companies to be utilized for purposes of benchmarking, which included all companies in the survey with a total headcount of 150-499 employees. In total, there were approximately 750 public and private companies in the peer group we selected. We use the peer group compensation data primarily to ensure that the total direct compensation for senior management is within a reasonable range of comparative pay of the peer group companies. While peer group market data provides a useful starting point for compensation decisions, our Compensation Committee also takes into account factors such as level of responsibility, prior experience and individual performance in arriving at final compensation decisions.

The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of our executive and our executive’s performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

In 2007, we increased the base salaries of our named executive officers as follows: Mr. Graziano’s base salary increased from $486,000 to $510,000 per year, Mr. Chicoyne’s base salary increased from $200,000 to $220,000 per year, Mr. Green’s base salary increased from $400,000 to $420,000 per year, Ms. Luscinski’s base salary increased from $250,000 to $262,500 per year and Mr. Norige’s base salary increased from $190,000 to $200,000 per year. The base salaries of our executives generally reflected approximately 5% increases. Mr. Chicoyne’s and Mr. Norige’s base salaries were increased at a higher rate in order to remain competitive based on our review of market data and maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, our growth, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon our Company meeting certain growth targets, which are measured by exceeding non-GAAP earnings per diluted share growth targets. The primary objective of our annual cash incentive bonuses is to motivate and reward our named executive officers for meeting our short-term objectives.

We have structured our annual cash incentive bonuses in a manner so that they may represent a meaningful portion of our executives’ currently paid out cash compensation. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies and our historical practices.

Harvard Bioscience, Inc. 2007 Corporate Bonus Plan

In 2007, we adopted the Harvard Bioscience, Inc. 2007 Corporate Bonus Plan, which provided for cash bonuses to be paid to Messrs. Graziano, Green and Chicoyne and Ms. Luscinski. Bonuses were only payable if we achieved non-GAAP adjusted earnings per diluted share from continuing operations for the year ended December 31, 2007 in excess of $0.30 per share, which was the midpoint of the range of guidance for 2007 results that we initially provided to our investors in our earnings release on March 1, 2007. For purposes of the bonus plan, non-GAAP adjusted earnings per diluted share from continuing operations is calculated in the same manner as we calculate it for purposes of our quarterly earnings releases. Accordingly, non-GAAP adjusted earnings per diluted share from continuing operations for the year ended December 31, 2007 equaled (A) our income from continuing operations on a consolidated basis for the year ended December 31, 2007 as calculated in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of intangible assets, costs of restructuring, fair value adjustments of inventory and backlog related to acquisitions, the impact of stock compensation expense recognized under SFAS No. 123(R), and the effect of the bonus plan, if any, all net of tax, and further adjusted for the impact of tax benefits associated with filing consolidated tax returns for continuing and discontinued businesses divided by (B) the weighted average number of shares outstanding on a diluted basis during the year ended December 31, 2007 calculated in accordance with GAAP.

If the target non-GAAP adjusted earnings per diluted share from continuing operations under the bonus plan was achieved, then we were to create an aggregate bonus pool equal to one-third of our non-GAAP adjusted operating income in excess of the minimum non-GAAP operating income that we would have needed in order to achieve the target non-GAAP adjusted earnings per diluted share from continuing operations. The participants under the bonus plan were then entitled to participate in this bonus pool based on the participation percentages established in the plan subject to the right of the Compensation Committee, in its sole discretion, to reduce or increase the size of any or all bonuses otherwise payable under the bonus plan for any reason. Under the bonus plan, the participation percentages of the named executive officers entitled to participate in the plan were approximately as follows:

Name	2007 Corporate Bonus Plan Participation Percentage
Chane Graziano	40.7%
David Green	33.6%
Bryce Chicoyne	11.7%
Susan M. Luscinski	14.0%

These participation percentages were calculated for each executive by multiplying that executive’s annual base salary by a bonus factor, which was 150% for Messrs. Graziano and Green and 100% for Ms. Luscinski and Mr. Chicoyne, and dividing the result by the total of all executives’ base salaries multiplied by their bonus factors. The amounts of these relative participation percentages were determined primarily based on the peer group compensation data that we reviewed from the Radford Biotechnology Survey. Based on this survey data, the average actual annual cash incentive bonuses of executives in positions comparable to Mr. Graziano’s and Mr. Green’s positions, as a percentage of average base salary, was approximately 1.5 times the average actual annual cash incentive bonuses of executives in positions comparable to Mr. Chicoyne’s and Ms. Luscinski’s positions. Accordingly, this was the ratio established by these relative participation percentages.

If the target non-GAAP adjusted earnings per diluted share from continuing operations had not been achieved, then no bonuses would have been be paid under the bonus plan. In 2007, our non-GAAP adjusted earnings per diluted share from continuing operations exceeded the target contained in the bonus plan and, accordingly, a bonus pool was formed.

In 2007, bonuses earned by our named executive officers under the 2007 Corporate Bonus Plan were as follows: Mr. Graziano $154,074, Mr. Chicoyne $44,338, Mr. Green $126,967 and Ms. Luscinski $52,903. These bonuses were paid in 2008 in accordance with the amounts earned under the 2007 Corporate Bonus Plan without adjustment.

Harvard Apparatus 2007 Bonus Plan

In 2007, we adopted the Harvard Apparatus 2007 Bonus Plan, which provided for cash bonuses to be paid to certain of employees of our Harvard Apparatus business unit (“Harvard Apparatus”), including Mark A.Norige, who served as the President of Harvard Apparatus until his resignation effective September 14, 2007. Bonuses were only payable if Harvard Apparatus achieved adjusted operating income for the year ended December 31, 2007 in excess of a specified target. If the target was achieved, then we were to create an aggregate bonus pool equal to one-half of Harvard Apparatus’s 2007 adjusted operating income in excess of the target. The participants under the plan were then entitled to participate in the bonus pool based on their individual participation percentage, calculated, for each participant, by dividing such participant’s maximum bonus under the plan by the aggregate of the maximum bonuses of all of the participants under the plan. We determined the maximum bonus for each participant. Mr. Norige’s maximum bonus under the plan, had he been an active employee of the Company as of March 15, 2008, was $60,000; provided that his maximum bonus under the plan could have been increased to up to $100,000 at the Company’s discretion based on his performance during 2007. As the plan is funded with an aggregate bonus pool, Mr. Norige’s ultimate participation percentage was dependent on the awards made to other participants under the plan. One of the conditions to Mr. Norige’s receipt of a bonus under the Harvard Apparatus 2007 Bonus Plan was that he be employed on the date the bonus was paid. Mr. Norige did not receive a bonus under this plan.

Employment Agreements

We have entered into employment agreements with Messrs. Graziano, Chicoyne and Green and Ms. Luscinski. The agreements require us to provide certain payments and benefits to these executives in the event of a termination of the executive’s employment by us without cause, by the executive for good reason or upon death or disability. In return, each executive covenants not to compete or solicit our employees for one year following the termination of employment, and, in certain circumstances, severance payments cease if the executive violates these covenants. We believe that because the severance level is negotiated up front, it makes it easier for our board to terminate executives for performance reasons without the need for protracted negotiation over severance.

The employment agreements with our named executive officers also provide change-in-control benefits. In the event we were to undergo a change-in-control, our employment agreements provide for full vesting of all equity awards granted to our executives upon the change-in-control. We believe that it is fair to provide for accelerated vesting because equity grants provide such a high proportion of our executive officers total compensation. Very often, senior management lose their jobs in connection with a change-in-control. By agreeing up front to protect our executive officers from losing their equity in the event of a change-in-control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change-in-control. This protection also aligns the interests of our executive officers with that of our shareholders.

See “Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreements.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. We place a significant emphasis on performance-based incentive compensation. These awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Currently, we have elected to use stock options as opposed to restricted stock or other forms of equity awards because they derive value exclusively from increases in stockholder value. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of our peer group and takes into account additional factors such as level of responsibility, experience and individual performance.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned on the basis of continued service to us and generally vest over four years, with one-fourth vesting on the first day of January, following the grant date, then pro-rata vesting annually thereafter. Stock option awards are made pursuant to our Amended Restated 2000 Stock Option and Incentive Plan, or our 2000 Plan. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options.

The exercise price of each stock option granted under our 2000 Plan is based on the fair market value of our common stock on the grant date. The fair market value of our common stock is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

We have granted all of our stock options to executives as incentive stock options, with the exception of Mr. Graziano, under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of these stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have granted primarily incentive stock options in order to provide these potential tax benefits to our executives and other employees.

In 2007, we granted stock options to our named executive officers as follows: Mr. Graziano—300,000 stock options, Mr. Chicoyne—100,000 stock options, Mr. Green—200,000 stock options, Ms. Luscinski—100,000 stock options and Mr. Norige—75,000 stock options. The amounts of these grants was determined primarily based on the peer group compensation data that we reviewed from the Radford Biotechnology Survey. The face value of the awards for each of our named executive officers, calculated by multiplying the number of shares by the exercise price, was approximately based on the average face value of the option grants made by the companies in our peer group for executives performing similar roles. In order to utilize the standardized data contained in the Radford Biotechnology Survey, our Chief Executive Officer performed a detailed review of the actual roles of each of our named executive officers and, where a named executive officer’s actual role contained portions of the responsibilities for several of the standardized positions used in the survey, data for each position was reviewed and utilized in determining the actual amount of the grant to the named executive officer. Additionally, the Compensation Committee considered the amounts of the grants being made to other named executive officers, particularly in deciding to make the grant for an equal number of shares to Mr. Chicoyne and Ms. Luscinski and in setting the grant to Mr. Norige below that of Mr. Chicoyne and Ms. Luscinski.

Broad-Based Benefits Programs

All full-time employees in the United States, including our named executive officers, may participate in our health and welfare benefit programs, including medical coverage, dental coverage, disability insurance and life insurance, and our 401(k) plan. We offer similar plans in foreign countries.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Harvard Bioscience, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007.

Compensation Committee:

Robert Dishman, Chairman

John F. Kennedy

Earl R. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John F. Kennedy is the President and Chief Financial Officer of Nova Ventures Corporation and Chane Graziano, the Chairman and Chief Executive Officer of the Company, has served on the Board of Directors of Nova Holdings LLC and certain of its subsidiaries, including Nova Ventures Corporation, since March 2003.

EXECUTIVE AND DIRECTOR COMPENSATION PROCESS

Our Compensation Committee has the authority to determine all compensation payable to our executive officers. Our Chairman and Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of all executive officers, excluding his own, but our Compensation Committee is ultimately responsible for approving this compensation. As noted above, in 2007, our Chairman and Chief Executive Officer and Compensation Committee reviewed market compensation data provided by The Radford Biotechnology Survey in making recommendations and approving the compensation paid to our executive officers in 2007. Our Chairman and Chief Executive Officer, in consultation with the chairman of our Compensation Committee, identified the comparable positions for each of our executive officers in the survey based on their positions and responsibilities, and selected the peer group of companies to be utilized for purposes of benchmarking, which included all companies in the survey with a total headcount of 150-499 employees. Our Chairman and Chief Executive Officer then presented information to our Compensation Committee, which included: (1) a list of the companies included in The Radford Biotechnology Survey, (2) individual surveys of responsibilities identifying the key responsibilities of each of our executive officers, (3) individual position matching and professional experience summaries, which compared the responsibilities and prior year compensation of each executive officer to the typical responsibilities and average prior year compensation of persons serving in the most comparable position in The Radford Biotechnology Survey, and (4) our Chairman and Chief Executive Officer’s recommendations of compensation for each of our executive officers for 2007, other than himself. Our Chairman and Chief Executive Officer also recommended the terms of our 2007 Corporate Bonus Plan and the Harvard Apparatus 2007 Bonus Plan to our Compensation Committee. Our Compensation Committee then, after considering the recommendations made by our Chairman and Chief Executive Officer, determined the actual compensation to pay to each of our executive officers, including our Chief Executive Officer, and the terms of our 2007 Corporate Bonus Plan and the Harvard Apparatus 2007 Bonus Plan. Our Board of Directors has the authority to approve all compensation payable to our directors, although our Compensation Committee is responsible for making recommendations to our Board regarding this compensation. Additionally, our Chairman and Chief Executive Officer may also make recommendations or assist our Compensation Committee in making recommendations regarding director compensation. Our Board of Directors and Compensation Committee annually review our Director compensation.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007 and 2006 for services rendered in all capacities, by our Chairman and Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers during the fiscal years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Chane Graziano	2007	$510,000	$—	$625,293	$154,074	$26,601	(3)	$1,315,968
Chairman and Chief Executive Officer	2006	486,000	—	464,447	282,000	14,591	(4)	1,247,038

Bryce A. Chicoyne	2007	220,000	—	215,382	44,338	7,808	(5)	487,528
Chief Financial Officer and Treasurer	2006	200,000	—	148,115	59,000	7,500	(5)	414,615

David Green	2007	420,000	—	429,823	126,967	21,717	(6)	998,507
President	2006	400,000	—	355,364	233,000	22,040	(7)	1,010,404

Susan M. Luscinski	2007	262,500	—	210,699	52,903	11,078	(8)	537,180
Chief Operating Officer	2006	250,000	—	169,492	73,000	10,751	(8)	503,243

Mark A. Norige (9)	2007	135,807	—	(39,322)	—	7,491	(10)	103,976
Fomerly President, Harvard Apparatus Business Unit	2006	190,000	95,000	112,352	—	8,885	(10)	406,237

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 and 2006 in accordance with SFAS No. 123(R), disregarding the estimate of forfeitures. Assumptions used in the calculation of this amount are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 12, 2008. Upon Mr. Norige’s resignation on September 14, 2007, Mr. Norige forfeited stock options to purchase 156,250 shares of common stock that had not yet vested. The amount for Mr. Norige for 2007 equals (a) the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS No. 123(R), disregarding the estimate of forfeitures, which was $192,467, less (b) the dollar amount that had been recognized for financial statement reporting purposes with respect to the years ended December 31, 2007 and 2006 in accordance with SFAS No. 123(R), disregarding the estimate of forfeitures, with respect to the stock options that Mr. Norige forfeited upon his resignation, which amount was $231,790.
(2)	For 2007, these amounts reflect the cash awards to the named individuals under the 2007 Corporate Bonus Plan, which is discussed in further detail on page 12. For 2006, these amounts reflect the cash awards to the named executive officers under the 2006 Corporate Bonus Plan.
(3)	Includes $3,530 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $12,451 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit.
(4)	Includes $2,578 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2) and $12,013 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account.

(5)	Amount represents matching contributions made by the Company to Mr. Chicoyne’s tax-qualified 401(k) Savings Plan account.
(6)	Includes $9,548 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $11,629 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.
(7)	Includes $8,864 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $11,308 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $1,868 representing life insurance purchased for Mr. Green’s benefit.
(8)	Amount represents matching contributions made by the Company to Ms. Luscinski’s tax-qualified 401(k) Savings Plan account.
(9)	Mr. Norige resigned effective September 14, 2007.
(10)	Amount represents matching contributions made by the Company to Mr. Norige’s tax-qualified 401(k) Savings Plan account.

GRANTS OF PLAN-BASED AWARDS—2007

The following table sets forth certain information concerning the individual grant of options to purchase Common Stock to the named executive officer who received such grants during the fiscal year ended December 31, 2007. The exercise price for each stock option equals the closing market price on the date of grant as reported on the NASDAQ Global Market. The option awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End—2007 Table on page 21.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)		All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Target	Maximum
Chane Graziano	5/1/2007			300,000	$5.57	$1,125,480
		$154,074	$—
Bryce A. Chicoyne	5/1/2007			100,000	$5.57	$375,160
		$44,338	$—
David Green	5/1/2007			200,000	$5.57	$750,320
		$126,967	$—
Susan M. Luscinski	5/1/2007			100,000	$5.57	$375,160
		$52,903	$—
Mark A. Norige	5/1/2007			75,000	$5.57	$281,370
		$60,000	$60,000

(1)	For Messrs. Graziano, Chicoyne and Green and Ms. Luscinski, represents awards made under the 2007 Corporate Bonus Plan. As described above under “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses,” awards under this plan are based on the Company’s actual non-GAAP adjusted operating income for the year ended December 31, 2007 in excess of a certain amount and, accordingly, this plan did not provide for a minimum or maximum payout. Also, because there is no established target amount under this plan, the amount reported under the “Target” sub-column represents the amount that the executives would have earned, and actually did earn, under the this plan based on the Company’s performance during the fiscal year ended December 31, 2007. For Mr. Norige, represents awards made under the Harvard Apparatus 2007 Bonus Plan. As described above under “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses,” awards under this plan are based on our Harvard Apparatus business unit’s adjusted operating income for the year ended December 31, 2007 in excess of a certain amount and, accordingly, this plan did not provide for a minimum or maximum payout. Also, because there is no established target amount under this plan, the amount reported under the “Target” sub-column represents the amount that Mr. Norige would have earned under the this plan based on our Harvard Apparatus business unit’s performance during the fiscal year ended December 31, 2007.
(2)	The options become exercisable in four equal annual installments on each of the first four anniversaries of January 1, 2007. All options are subject to the employee’s continued employment.
(3)	Based on the aggregate grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 12, 2008 and Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below. The terms of employment agreements that we have entered into with our executives are described below under “Potential Payments Upon Termination or Change-in-Control.”

Annual Cash Incentive Bonuses

In 2007, the Company adopted the 2007 Corporate Bonus Plan and the Harvard Apparatus 2007 Bonus Plan. The terms of the Company’s 2007 Corporate Bonus Plan and the Harvard Apparatus 2007 Bonus Plan are described above under “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses.” The bonuses paid to our named executive officers under these plans are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Additionally, in the 2007 Grants of Plan-Based Awards table, the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column for each of the executives relates to the bonuses that were payable under this plan.

2007 Stock Option Grants

In 2007, the Company granted stock options to the named executive officers under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, as described in the tables above. Each stock option granted has a term of ten years. Each stock option vests in four equal installments on each of the first four anniversaries of January 1, 2007, subject to continued employment. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of 30 days thereafter, unless such termination is upon death or disability, in which the grantee may continue to exercise the option for a period of three months, or for cause, in which case the option terminates immediately. Vesting of these stock options is also subject to acceleration in connection with a change-in-control as described in “Potential Payments Upon Termination or Change-in-Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2007

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock held by the named executive officers who held such options as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End—2007

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Chane Graziano	—	300,000	(1)	$5.57	5/1/2017
	75,000	225,000	(2)	$4.28	8/9/2016
	62,500	62,500	(3)	$2.98	5/25/2015
	93,750	31,250	(4)	$4.01	8/4/2014
	150,000	50,000	(5)	$8.79	3/25/2014
	200,000	—		$3.48	4/8/2013
	200,000	—		$7.92	1/7/2012

	781,250	668,750

Bryce A. Chicoyne	—	100,000	(1)	$5.57	5/1/2017
	25,000	75,000	(2)	$4.28	8/9/2016
	25,000	25,000	(3)	$2.98	5/25/2015
	75,000	25,000	(6)	$4.96	8/30/2014

	125,000	225,000

David Green	—	200,000	(1)	$5.57	5/1/2017
	50,000	150,000	(2)	$4.28	8/9/2016
	62,500	62,500	(3)	$2.98	5/25/2015
	150,000	50,000	(5)	$7.99	3/25/2014
	200,000	—		$3.16	4/8/2013
	200,000	—		$7.92	1/7/2012

	662,500	462,500

Susan M. Luscinski	—	100,000	(1)	$5.57	5/1/2017
	25,000	75,000	(2)	$4.28	8/9/2016
	25,000	25,000	(3)	$2.98	5/25/2015
	75,000	25,000	(5)	$7.99	3/25/2014
	100,000	—		$3.16	4/8/2013
	100,000	—		$7.92	1/7/2012
	98,550	—		$1.05	1/1/2010

	423,550	225,000

(1)	The option, also reported in the Grants of Plan-Based Awards Table on the previous page, was granted on May 1, 2007 and, assuming continued employment with the Company, the shares become exercisable on January 1 of each of 2008, 2009, 2010 and 2011.
(2)	The option was granted on August 9, 2006 and, assuming continued employment with the Company, the shares become exercisable on January 1 of each of 2008, 2009 and 2010.
(3)	The option was granted on May 25, 2005 and, assuming continued employment with the Company, the shares become exercisable on January 1 of each of 2008 and 2009.
(4)	The option was granted on August 4, 2004 and, assuming continued employment with the Company, the shares become exercisable on August 4, 2008.
(5)	The option was granted on March 25, 2004 and, assuming continued employment with the Company, the shares become exercisable on January 2, 2008.
(6)	The option was granted on August 30, 2004 and, assuming continued employment with the Company, the shares become exercisable on August 30, 2008.

OPTION EXERCISES AND STOCK VESTED TABLE—2007

The following table sets forth the exercises of stock options by our named executive officers during the fiscal year ended December 31, 2007 as well as the value realized upon such exercise. The value realized on exercise is the product of (1) the fair market value of a share of common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying exercised options. The value realized is before payment of any applicable withholding tax and brokerage commissions.

Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Name	(#)	($)
Chane Graziano	—	$—
Bryce A. Chicoyne	—	—
David Green	—	—
Susan M. Luscinski	—	—
Mark A. Norige (1)	179,800	439,836

(1)	Mr. Norige resigned effective September 14, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In December 2000, the Company entered into employment agreements with each of Messrs. Graziano and Green. Each agreement was initially for a period of two years; however, the agreements automatically extend for two additional years on each second anniversary date unless either party has given notice that they do not wish to extend the agreement. The current terms of these agreements will expire in December 2009, unless extended automatically or otherwise. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive officer. Under their respective employment agreements, the initial annual salary for Mr. Graziano was $275,000 and the initial annual salary for Mr. Green was $225,000. These salary amounts are subject to review annually by the Compensation Committee. Mr. Graziano’s and Mr. Green’s annual salaries for fiscal year 2007 were $510,000 and $420,000, respectively. The agreements require these executives to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for an executive upon a change-in-control or if his employment with the Company is terminated because of death or disability, by the executive for good reason or by the Company without cause. The events constituting cause, good reason and a change-in-control are specified in the agreement. In general, in the case of a termination by the executive for good reason, or by the Company without cause, the executive will receive: (1) cash severance payments, payable in a lump sum upon termination or over 12 months, at the option of the Company, equal to two times the sum of (A) his average annual base salary for the three preceding years or, if higher, his base salary for the prior fiscal year and (B) his average annual incentive cash compensation for the three preceding years or, if higher, his annual incentive cash compensation for the prior fiscal year, (2) an extension of health insurance coverage for one year and (3) an acceleration of vesting for stock options and stock-based awards which otherwise would vest during the next 24 months. In the event that such a termination occurs within 18 months following a change-in-control of the Company, then, in lieu of the cash severance payment described in the foregoing sentence, the executive will receive a cash severance payment, in a lump sum upon termination, equal to three times the sum of (A) his current annual base salary and (B) his annual incentive cash compensation for the most recent fiscal year. The executive’s receipt of payment and benefits in connection with such a termination by the executive for good reason or by the Company without cause is subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. Additionally, the executive’s receipt of the cash severance payments is subject to his continued compliance with the confidentiality and non-compete obligations contained in the agreement. In the case of termination by reason of the executive’s death or disability, the executive or, in the event of his death, his spouse and dependents shall receive health insurance coverage for one year and the vesting for all of executive’s outstanding stock options shall fully accelerate. Additionally, upon a change-in-control, the vesting for all outstanding stock options and other stock-based awards will fully accelerate. Each employment agreement also provides that if any payment under the agreement, including compensation triggered by a change-in-control, constitutes a “parachute payment” under the Internal Revenue Code, such that an excise tax is imposed, the executive is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put the executive in the same after-tax position as if no excise tax had been imposed.

In December 2005, the Company entered into employment agreements with Mr. Chicoyne and Ms. Luscinski. Each agreement was initially for a period of one year; however the agreement automatically extends for an additional year on each anniversary date unless either party has given notice, not less than 90 days prior to such date, that such party does not wish to extend the agreement. The current terms of these agreements will expire in November 2008 unless extended automatically or otherwise. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. Under their respective employment agreements, the initial annual salary for Mr. Chicoyne was $175,000 and the initial salary for Ms. Luscinski was $235,000. These salary amounts are subject to review annually by the Compensation Committee. Mr. Chicoyne’s and Ms. Luscinski’s annual salaries for fiscal year 2007 under these agreements were $220,000 and $262,500, respectively. The agreements require our executive officers to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for an executive upon a change-in-control or if his employment with the Company is terminated because of death or disability, by the executive for good reason or by the Company without cause. The events constituting cause, good reason and a change-in-control are specified in the agreement. The payments and benefits under the agreement with Ms. Luscinski and Mr. Chicoyne, in each of these circumstances (including the tax gross-up payment), are the same as those provided for Messrs. Graziano and Green in each of their employment agreements, except that (1) the cash severance payments to be made upon a termination by the executive for good reason, or by the Company without cause, whether before or after a change-in-control, is one times the relevant sum (as opposed to two and three times) and (2) the accelerated vesting for stock options and stock-based awards upon a termination by the executive for good reason, or by the Company without cause, is 12 months (as opposed to 24 months).

Mr. Norige did not have an employment agreement with the Company.

Under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, the stock options that the Company awarded to Messrs. Graziano, Green, Chicoyne, Luscinski and Norige after August 9, 2006 include a term providing for the full acceleration of the unvested portion of such options upon a change-in-control of the Company. Additionally, all of the stock options awarded to these executives prior to August 9, 2006 that were not fully vested as of December 31, 2007 included a term providing for the full acceleration of the unvested portion of such options in the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months after certain changes-in-control of the Company. The events constituting cause, good reason and a change-in-control are specified in the stock option agreements.

The following tables reflect the estimated amount of payments and benefits that would have been provided by the Company to each of the named executive officers upon the termination of such executive’s employment with the Company as of December 31, 2007 in each of the following circumstances: termination by the Company without cause, termination by the executive for good reason, termination upon death, termination by the Company upon disability and termination by the Company without cause or by the executive for good reason following a change-in-control. The tables also reflect the estimated amount of payments and benefits that would have been provided by the Company to each of the named executive officers upon a change-in-control of the Company occurring as of December 31, 2007. The types of events constituting cause, good reason, disability and a change-in-control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the tables below have grouped these arrangements together based on these concepts without regard for any such differences.

The amounts described in the tables above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change-in-control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary, bonus and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Chane Graziano

The following table shows the estimated payments upon termination or a change-in-control of the Company for Chane Graziano, the Company’s Chairman and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$1,536,000	$—	$—	$1,992,222	$—
Vesting of Stock Options (2)	162,813	185,313	185,313	185,313	185,313
Health Care Benefits (3)	9,893	4,834	9,893	9,893	—
Tax Gross-up	—	—	—	775,711	—

Total	$1,708,706	$190,147	$195,206	$2,963,139	$185,313

(1)	This column assumes a change-in-control occurs on December 31, 2007 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2007, which was $4.58.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2007.

Bryce A. Chicoyne

The following table shows the estimated payments upon termination or a change-in-control of the Company for Bryce A. Chicoyne, the Company’s Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$259,000	$—	$—	$264,338	$—
Vesting of Stock Options (2)	27,500	62,500	62,500	62,500	62,500
Health Care Benefits (3)	13,985	9,893	13,985	13,985	—
Tax Gross-up	—	—	—	—	—

Total	$300,485	$72,393	$76,485	$340,823	$62,500

(1)	This column assumes a change-in-control occurs on December 31, 2007 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.

(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2007, which was $4.58.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2007.

David Green

The following table shows the estimated payments upon termination or a change-in-control of the Company for David Green, the Company’s President.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$1,266,000	$—	$—	$1,640,901	$—
Vesting of Stock Options (2)	130,000	145,000	145,000	145,000	145,000
Health Care Benefits (3)	13,985	13,985	13,985	13,985	—
Tax Gross-up	—	—	—	635,082	—

Total	$1,409,985	$158,985	$158,985	$2,434,968	$145,000

(1)	This column assumes a change-in-control occurs on December 31, 2007 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2007, which was $4.58.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2007.

Susan M. Luscinski

The following table shows the estimated payments upon termination or a change-in-control of the Company for Susan M. Luscinski, the Company’s Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$323,000	$—	$—	$315,403	$—
Vesting of Stock Options (2)	27,500	62,500	62,500	62,500	62,500
Health Care Benefits (3)	4,834	—	4,834	4,834	—
Tax Gross-up	—	—	—	—	—

Total	$355,334	$62,500	$67,334	$382,737	$62,500

(1)	This column assumes a change-in-control occurs on December 31, 2007 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2007, which was $4.58.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s outstanding Common Stock as of February 29, 2008 by: (i) all persons known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each of the Company’s Directors and nominees for Director; (iii) each of the named executive officers; and (iv) all of the Directors and executive officers of the Company as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 29, 2008 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Skystone Advisors LLC	4,755,575	15.4	%(3)
Kerry Nelson
Two International Place, Suite 1800
Boston, MA 02110

Chane Graziano	4,577,382	14.4	%(4)

HSO Limited Partnership	3,490,557	11.3	%(3)
The Caymean Corporate Centre, 4th Floor
27 Hospital Road
Georgetown, Grand Cayman
Cayman Islands, British West Indies

FMR Corp.	3,046,908	9.9	%(5)
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

David Green	2,218,824	7.0	%(6)

J. & W. Seligman & Co. Incorporated	1,628,338	5.3	%(7)
Willam C Morris
100 Park Avenue
New York, New York 10017

Dimensional Fund Advisors LP	1,550,311	5.0	%(8)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Susan M. Luscinski	630,827	2.0	%(9)
Bryce Chicoyne	187,500	*	(10)
Earl R. Lewis	80,834	*	(11)
John F. Kennedy	71,667	*	(12)
Robert Dishman	63,334	*	(13)
Neal J. Harte	47,167	*	(14)
George Uveges	23,334	*	(15)
All Executive Officers and Directors, as a group (10 persons)	8,139,619	24.0	%(16)

*	Represents less than 1% of all of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for all persons shown is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.
(2)	Based on 30,855,646 shares outstanding on February 29, 2008.
(3)	This information is based solely on a Schedule 13D filed jointly by Skystone Advisors LLC, Kerry Nelson and HSO Limited Partnership with the Securities and Exchange Commission on November 26, 2007 reporting beneficial ownership as of November 27, 2007. Skystone Advisors LLC, Kerry Nelson and HSO Limited Partnership each reported shared investment power with respect to all shares. Shares reported herein for Skystone Advisors LLC and Kerry Nelson represent shares held by HSO Limited Partnership and HSE Masterfund Limited Partnership. Ms. Nelson is the managing member of Skystone Advisors LLC.
(4)	Includes options to acquire 1,012,501 shares that are exercisable within 60 days of February 29, 2008.
(5)	This information is based solely upon a Schedule 13G filed jointly by FMR Corp. and Edward C. Johnson 3d with the Securities and Exchange Commission on February 14, 2008 reporting beneficial ownership as of December 31, 2007. FMR Corp. reported sole voting power with respect to 227,500 shares and each reported sole investment power with respect to the same 3,046,908 shares. Edward C. Johnson 3d reported beneficial ownership of the shares beneficially owned by FMR Corp. as result his relationship as Chairman and a stockholder of FMR Corp.
(6)	Includes options to acquire 843,751 shares that are exercisable within 60 days of February 29, 2008.
(7)	This information is based solely upon a Schedule 13G filed jointly by J. & W. Seligman & Co. Incorporated and William C. Morris with the Securities and Exchange Commission on January 28, 2008 reporting beneficial ownership as of December 31, 2007. Each reported sole investment power with respect to the same 1,628,338 shares and neither reported sole voting power with respect to these shares. William C. Morris reported beneficial ownership of the shares beneficially owned by J. & W. Seligman & Co. Incorporated as result his relationship as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated.
(8)	This information is based solely upon a Schedule 13G filed by Dimensional Fund Advisors LP. with the Securities and Exchange Commission on February 6, 2008 reporting beneficial ownership as of December 31, 2007. Dimensional Fund Advisors LP. reported having sole voting and investment power of all shares and denied beneficial ownership of such shares.
(9)	Includes options to acquire 511,050 shares that are exercisable within 60 days of February 29, 2008.
(10)	Includes options to acquire 187,500 shares that are exercisable within 60 days of February 29, 2008.
(11)	Includes options to acquire 55,834 shares that are exercisable within 60 days of February 29, 2008.
(12)	Includes options to acquire 66,667 shares that are exercisable within 60 days of February 29, 2008.
(13)	Includes options to acquire 63,334 shares that are exercisable within 60 days of February 29, 2008.
(14)	Includes options to acquire 44,167 shares that are exercisable within 60 days of February 29, 2008.
(15)	Includes options to acquire 18,334 shares that are exercisable within 60 days of February 29, 2008.
(16)	Includes options to acquire 3,041,888 shares that are exercisable within 60 days of February 29, 2008.

PROPOSAL 2:

APPROVAL OF SECOND AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

The Company is proposing that its stockholders approve the amendment and restatement of the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan” and, as amended and restated, the “Amended 2000 Plan”) to, among other things, increase by 2,500,000 shares the number of shares of Common Stock available for issuance under the Amended 2000 Plan from 6,867,675 shares to 9,367,675 shares. The Amended 2000 Plan is designed to attract, motivate and retain employees, directors and consultants of the Company and to further the growth and financial success of the Company by aligning the interests of such persons through ownership with the interests of the Company’s stockholders.

The 2000 Plan currently authorizes the grant of stock options and other stock-based awards to officers, employees, non-employee directors and other key persons of the Company and its subsidiaries. Currently, 6,867,675 shares of Common Stock are reserved for issuance pursuant to awards granted under the 2000 Plan. As of March 31, 2008, 644,227 shares remained available for grant under the 2000 Plan. On April 10, 2008, the Board of Directors approved the Amended 2000 Plan, subject to stockholder approval. The Amended 2000 Plan makes the following changes, among others, to the 2000 Plan:

•	increases the aggregate number of shares authorized for issuance under the 2000 Plan by 2,500,000 shares to 9,367,675 shares of Common Stock;

•	authorizes the Company to grant cash-based awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•

specifies that the fair market value of the Common Stock on a particular date for purposes of the Amended 2000 Plan, including for purposes of establishing stock option exercise prices, will equal the closing sales price as reported on the NASDAQ Global Market on that date, which is consistent with our current practice;

•	updates the automatic grants of stock options to our non-employee directors to reflect our current practice; and

•

amends the performance criteria, performance cycle and maximum awards per performance cycle applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as described below.

A summary of the material terms of the Amended 2000 Plan, reflecting these changes, is included below. Additionally, a copy of the Amended 2000 Plan is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

These amendments to the 2000 Plan were designed to enhance the flexibility of the Compensation Committee and Chief Executive Officer in granting stock options and other awards to our officers, employees, non-employee directors and consultants and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. We believe that stock options and other stock-based awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in our ability to attract and retain talented personnel. Accordingly, we are seeking stockholder approval of the Amended 2000 Plan. In the event that the Amended 2000 Plan is not approved by stockholders, the 2000 Plan will continue in effect without the amendments described above.

Based solely on the closing price of the Company’s Common Stock as reported on the NASDAQ Global Market on March 31, 2008, the maximum aggregate market value of the 2,500,000 additional shares that could potentially be issued under the Amended 2000 Plan is approximately $12.5 million. The shares issued by the Company under the Amended 2000 Plan will be authorized but unissued shares.

Vote Required

The amendment to the 2000 Plan will be approved upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not included in the number of votes cast for and against a matter and therefore have no effect on the vote on such matter.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED 2000 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE AMENDED 2000 PLAN UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Summary of the Amended 2000 Plan

The following description of certain features of the Amended 2000 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended 2000 Plan that is attached hereto as Appendix A.

Shares Available. The maximum number of shares authorized for issuance under the Amended 2000 Plan is 9,367,675 shares of common stock, which is an increase of 2,500,000 shares from the number of shares currently authorized for issuance under the 2000 Plan. The shares underlying any awards that are forfeited, canceled or are otherwise terminated (other than by exercise) under the Amended 2000 Plan will be added back to the shares authorized for issuance under the Amended 2000 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Amended 2000 Plan. In addition, upon exercise of stock appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Amended 2000 Plan.

Types of Awards. The Amended 2000 Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards, cash-based awards and dividend equivalent rights.

Plan Administration. The Amended 2000 Plan will be administered by the Compensation Committee of the board of directors. The administrator of the Amended 2000 Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, subject to limitations, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2000 Plan. The administrator may delegate to the Chief Executive Officer the authority to grant awards to employees, other than our executive officers, provided that the administrator includes a limitation as to the number of shares that may be awarded and provides specific guidelines regarding such awards.

Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons are eligible to participate in the Amended 2000 Plan, subject to the discretion of the administrator. Approximately, 340 individuals are currently eligible to participate in the Amended 2000 Plan.

Performance-Based Compensation. To ensure that certain awards granted under the Amended 2000 Plan, including awards of restricted stock, deferred stock, cash-based awards or performance shares to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended 2000 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria including: (1) return on equity, assets, capital or investment; (2) pre-tax or after-tax profit levels; (3) cash flow, funds from operations or similar measure; (4) total shareholder return; (5) changes in the market price of the Stock; (6) revenues, sales or market share; (7) net income (loss) or earnings per share; (8) expense margins or operating efficiency (including budgeted spending limits) or (9) project development milestones, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis. These performance criteria may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle, and each performance cycle must be at least three months long. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or deferred stock or performance shares (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,000,000 shares, or $2,000,000 in the case of a performance-based award that is a cash-based award for any performance cycle, and options or stock appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual during any calendar year period.

Stock Options. The exercise price of stock options awarded under the Amended 2000 Plan may not be less than the fair market value of the Common Stock on the date of the option grant. The term of each stock option may not exceed 10 years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended 2000 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Automatic Grants to Non-Employee Directors. The Amended 2000 Plan provides for the automatic grant of a non-qualified stock option to purchase 25,000 shares of Common Stock to non-employee directors on the fifth day after being initially elected to the Board. In addition, each non-employee director is automatically granted a non-qualified stock option to purchase 2,500 shares of Common Stock on the fifth day after each annual meeting of stockholders and, in addition, each non-employee director who is serving on the Audit Committee is automatically granted a non-qualified stock option to purchase an additional 2,500 shares of Common Stock on the fifth day after each annual meeting of stockholders. The exercise price of the automatically granted stock options is equal to 100% of the fair market value of the Common Stock on the date of grant and, unless otherwise provided by the administrator, one-third of any such stock option grant becomes exercisable on each of the first through third anniversaries of the date of grant. The automatically granted stock options expire ten years after the date of grant.

Stock Appreciation Rights. The administrator may award a stock appreciation right independently of a stock option. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine, provided that the exercise price may not be less than the fair market value of the common stock on the date of grant and no stock appreciation right may be exercisable more than 10 years after the date of grant. Additionally, during the participant’s lifetime, all stock appreciation rights are exercisable only by the participant or the participant’s legal representative.

Restricted Stock. The administrator may award shares to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event these awards to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards to employees have a time-based restriction, the restriction period will be at least three years.

Deferred Stock. The administrator may award phantom stock units to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event these awards to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards to employees have a time-based restriction, the restriction period will be at least three years. At the end of the deferral period, the participants shall be paid, to the extent vested, in shares.

Unrestricted Stock. The administrator may grant shares (at par value or for a purchase price determined by the Administrator) that are free from any restrictions under the Amended 2000 Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Performance Shares. The administrator may grant performance share awards that entitle the recipient to acquire shares of Common Stock upon the attainment of specified performance goals. The administrator determines the performance goals, performance periods and other terms of any such awards. However, performance share awards to employees will have a restriction period of at least one year.

Cash-Based Awards. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of common stock, as the administrator determines.

Dividend Equivalent Rights. The administrator may award dividend equivalent rights under the Amended 2000 Plan subject to such conditions and restrictions as the administrator may determine, provided that dividend equivalent rights may only be granted in tandem with restricted stock awards, deferred stock awards, performance share awards or unrestricted stock awards. Dividend equivalents credited to the holder may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents.

Tax Withholding. Participants in the Amended 2000 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change of Control Provisions. In the event of a merger, sale or dissolution of the Company, or a similar “sale event” (as defined in the Amended 2000 Plan) and upon a “change in control” (as defined in the Amended 2000 Plan) all outstanding awards under the Amended 2000 Plan, unless otherwise provided for in a particular award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and all other awards with conditions and restrictions relating solely to the passage of time will become fully vested and non-forfeitable as of the effective time of the sale event or change in control, except as may be otherwise provided in the relevant award agreement. In addition, upon a sale event, all outstanding awards under the Amended 2000 Plan will terminate unless the parties to the transaction, in their discretion, provide for assumption, continuation or appropriate substitutions or adjustments of such awards. In the event that of such termination in connection with a sale event, each holder of an option or a stock appreciation right will be permitted to exercise such award for a specified period prior to the consummation of the sale event. The administrator may also provide for a cash payment with respect to outstanding options and stock appreciation rights in exchange for the cancellation of such awards.

Term. No awards of incentive stock options may be granted under the Amended 2000 Plan after the 10-year anniversary of the date that the Amended 2000 Plan is approved by the Board of Directors. No other awards may be granted under the Amended 2000 Plan after the 10-year anniversary of the date that the Amended 2000 Plan is approved by stockholders.

Amendments. Stockholder approval will be required to amend the Amended 2000 Plan if the administrator determines that this approval is required to ensure that incentive stock options qualify as such under the Code, or that compensation earned under awards qualifies as performance-based compensation under the Code or as required under the applicable securities exchange or market system rules. Otherwise, the Board of Directors may amend or discontinue the Amended 2000 Plan at any time, and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such amendment may adversely affect the rights under any outstanding award without the holder’s consent.

Repricing. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights without stockholder approval.

Effective Date of the Amended 2000 Plan. On April 10, 2008, the Board of Directors approved the Amended 2000 Plan, subject to stockholder approval. If the Amended 2000 Plan is not approved by the stockholders, the 2000 Plan will continue in effect, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

No grants have been issued with respect to the additional shares to be reserved for issuance under the Amended 2000 Plan. The number of shares that may be granted to the Company’s Chief Executive Officer, executive officers, non-employee directors (other than the automatically granted awards) and non-executive officers under the Amended 2000 Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. Information about the non-qualified stock options automatically granted to non-employee directors can be found herein under the heading “Automatic Grants to Non-Employee Directors.” The following table provides information with respect to the number of shares granted under the 2000 Plan for the fiscal year ended December 31, 2007 to our executive officers, non-executive officer directors and employees. Information about the number of shares granted to our Chief Executive Officer and other named executive officers can be found herein under the heading “Grants of Plan-Based Awards—2007.”

Name and Position	Number of Shares Underlying Stock Options
All executive officers as a group	775,000
All non-executive officer directors	20,000
Employees as a group (excluding executive officers)	342,000

Totals	1,137,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007 concerning the number of shares of common stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Average Exercise Price of Outstanding Options, Warrants And Rights	For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders (1)	5,787,369	$5.24	787,529	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,787,369	$5.24	787,529

(1)	Consists of the Harvard Apparatus, Inc. 1996 Stock Option and Grant Plan (the “1996 Stock Plan”); the 2000 Plan and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
(2)	Represents 533,391 shares available for future issuance under the 2000 Plan and 254,138 shares available for future issuance under the Stock Purchase Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2000 Plan. It does not describe all federal tax consequences under the 2000 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2000 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2000 Plan is structured to allow grants to qualify as performance-based compensation.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee charter sets forth the standards, policies and procedures that the Company follows for the review approval or ratification of any related person transaction that the Company is required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Under the Audit Committee charter, which is in writing, the Audit Committee shall conduct an appropriate review of these related person transactions on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee. The Company does not have any formal policies and procedures regarding the identification by management of related person transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of the reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that during the year ended December 31, 2007, the reporting persons complied with all Section 16(a) filing requirements applicable to them.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. The Company has retained The Altman Group, a proxy solicitation firm, to solicit proxies in connection with its annual meeting, at an estimated cost of $6,500 plus reasonable out of pocket expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2009 annual meeting of stockholders must be received by the Company on or before December 17, 2008 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company’s Secretary at its principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to the Chief Financial Officer of the Company at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the anniversary of the date on which the Company’s proxy statement was released to securityholder in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•

a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•

the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•

the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary of the Company or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as the Company’s independent auditors for the year ending December 31, 2008. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

Fees for professional services provided by KPMG LLP in each of the last two fiscal years, in each of the following categories are as set forth in the table below.

	2007	2006
Audit Fees (1)	$1,115,900	$1,439,150
Audit-Related Fees (2)	—	—
Tax Fees (3)	242,300	239,538

Total Fees	$1,358,200	$1,678,688

(1)	Audit Fees included fees associated with the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits for certain international subsidiaries.
(2)	Audit-Related Fees includes fees, other than audit fees, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2007 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In February 2004, the Audit Committee delegated this pre-approval authority to its Chairman, John F. Kennedy, for services with aggregate fees of $30,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chairman and Chief Executive Officer, the Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. The Company intends to post any amendments to or waivers from this Code of Business Conduct and Ethics at this location on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to the Company’s investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8999 or by e-mail at IR@harvardbioscience.com.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2007. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2007 AND ANY EXHIBITS THEREOF TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371.

APPENDIX A

HARVARD BIOSCIENCE, INC.

SECOND AMENDED AND RESTATED

2000 STOCK OPTION AND INCENTIVE PLAN

1)	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Harvard Bioscience, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Change of Control” is defined in Section 19.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Independent Directors.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 13.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary and who is independent.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 11.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

2)	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

i) to select the individuals to whom Awards may from time to time be granted;

ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

iii) to determine the number of shares of Stock to be covered by any Award;

iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

v) to accelerate at any time the exercisability or vesting of all or any portion of any Award, provided that, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause or by the employee for good reason), Sale Event or Change of Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to an employee beyond the minimum restriction periods set forth in Section 7(d), Section 8(a) and Section 11(a), respectively, or accelerate the exercisability or vesting of unvested Stock Options which in the aggregate, when combined with the aggregate number of shares of Stock issued pursuant to Section 9, exceed ten percent (10%) of the maximum number of shares of stock reserved and available for issuance under the Plan pursuant to Section 3(a);

vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

3)	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

a) Stock Issuable. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 9,367,675 of shares of Stock which number reflects the total of 3,750,000 shares originally reserved, plus the effect of an evergreen provision through December 31, 2005, plus an additional 2,000,000 shares added to the Plan in 2006, plus an additional 2,500,000 shares added to the Plan in 2008. Not more than three million seven hundred fifty thousand (3,750,000) shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3.2(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

4)	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

5)	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(1) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(2) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(3) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

b) Stock Options Granted to Independent Directors.

i) Automatic Grant of Options.

(1) Each Independent Director who is first elected to serve as a Director shall be granted, on the fifth business day after his election, a Non-Qualified Stock Option to acquire 25,000 shares of Stock.

(2) Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,500 shares of Stock. In addition, each Independent Director who is serving as a member of the Audit Committee of the Board on the fifth business day after each annual meeting of shareholders shall automatically be granted on such day an additional Non-Qualified Stock Option to acquire 2,500 shares of Stock.

(3) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(4) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

ii) Exercise; Termination.

(1) Unless otherwise determined by the Administrator, an Option granted under Section 5(c) shall be exercisable as to one-third of the shares of Stock covered thereby as of the first anniversary of the grant date, as to a second one-third of the shares of Stock covered thereby as of the second anniversary of the grant date, and as to the remaining one-third of the shares of Stock covered thereby as of the third anniversary of the grant date. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.

(2) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

6)	STOCK APPRECIATION RIGHTS.

a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that during the grantee’s lifetime all Stock Appreciation Rights shall be exercisable only by the grantee or the grantee’s legal representative.

(d) Stock Appreciation Rights Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

7)	RESTRICTED STOCK AWARDS

a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to an employee shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to an employee shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. The minimum vesting requirements set forth in the foregoing sentence will not apply to Restricted Stock granted to an Independent Director. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8)	DEFERRED STOCK AWARDS

a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to an employee shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award granted to an employee shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years; provided, however, that any such Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. The minimum vesting requirements set forth in the foregoing sentence will not apply to Deferred Stock Awards granted to Independent Directors. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

9)	UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. The aggregate number of shares of Stock issuable pursuant to this Section 9, when combined with the number of shares of underlying unvested Stock Options accelerated pursuant to Section 2(b)(v) other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause or by the employee for good reason), Sale Event or Change of Control, is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 3(a).

10)	CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

11)	PERFORMANCE SHARE AWARDS

a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions. Notwithstanding the foregoing, any Performance Share Award granted to an employee shall have a restriction period of not less than one year. The minimum vesting requirements set forth in the foregoing sentence will not apply to Performance Share Awards granted to Independent Directors.

b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

12)	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award, Cash-Based Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

a) Performance Criteria. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any either unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) expense margins or operating efficiency (including budgeted spending limits) or (ix) project development milestones, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-based Award that is a Cash-Based Award; provided, however, that such limits shall not otherwise limit the Administrator’s ability to grant awards not intended to qualify as Performance-based Awards.

13)	DIVIDEND EQUIVALENT RIGHTS

a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of Unrestricted Stock Awards, Restricted Stock Awards, Deferred Stock Awards or Performance Share Awards. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

14)	TAX WITHHOLDING

a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

15)	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

16)	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

17)	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and regrants or by exchanging a Stock Option or Stock Appreciation Right for any other Award, without stockholder approval. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, and to the extent required under the applicable rules of Nasdaq, or such other securities exchange or market system on which the Stock is then principally listed, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

18)	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

19)	CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 19:

a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

c) “Change of Control” shall mean the occurrence of any one of the following events:

i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

20)	GENERAL PROVISIONS

a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

g) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

21)	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Options may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

22)	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 26, 2000

DATE APPROVED BY STOCKHOLDERS: November 29, 2000

DATE AMENDMENT AND RESTATEMENT APPROVED BY BOARD OF DIRECTORS: April 5, 2006

DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: May 18, 2006

DATE SECOND AMENDMENT AND RESTATEMENT APPROVED BY BOARD OF DIRECTORS: April 10, 2008

DATE SECOND AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: [        , 2008]

PLEASE MARK VOTES

AS IN THIS EXAMPLE        ☒

SOLICITED BY THE BOARD OF DIRECTORS THE 2008 ANNUAL MEETING OF STOCKHOLDERS

REVOCABLE PROXY

HARVARD BIOSCIENCE, INC.

PROPOSAL 1

1. – To elect as Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2011 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal:

David Green and John F. Kennedy

For	With- hold	For All Except

☐	☐	☐

The undersigned stockholder of Harvard Bioscience, Inc. (the “Company”) hereby constitutes and appoints Chane Graziano, David Green and Bryce Chicoyne, and each of them acting singly and each with the power to appoint his substitute, and authorizes each of them to represent and to vote all shares of the common stock of the Company held by the undersigned at the close of business on March 31, 2008, at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Thursday, May 15, 2008 at 11:00 a.m., Boston time, and at any adjournment or postponements thereof (the “Annual Meeting”). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2007 Annual Report and revokes any proxy heretofore given with respect to the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

PROPOSAL 2

2. – To approve the Harvard Bioscience, Inc. Second Amended and Restated 2000 Stock Option and Incentive Plan to, among other things, increase the number of shares available for issuance thereunder by 2,500,000.

For	Against	Abstain

☐	☐	☐

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THIS PROXY IN PROPOSAL I AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Please be sure to sign and date

this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HARVARD BIOSCIENCE, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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